Exhibit 23(b)


The Board of Directors
Bacou USA, Inc.
10 Thurber Boulevard
Smithfield, RI  02917

Ladies and Gentlemen:

We consent to incorporation by reference in the registration statement on Form S-8 of Bacou USA, Inc. of our reports dated February 26, 1996, relating to the consolidated balance sheets of Bacou USA, Inc. and Subsidiaries as of December 31, 1995 and July 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the period from April 16, 1993 (date of inception) through July 31, 1993, for the years ended July 31, 1994 and 1995 and for the five months ended December 31, 1995, and dated June 28, 1993, relating to the statements of income, stockholder's equity, and cash flows for the eight and one-half month period ended April 15, 1993 of Uvex Distribution, Inc. (Predecessor Business), which reports appear in the Form S-1 of Bacou USA, Inc.


                                                  /s/KPMG Peat Marwick LLP
                                                     _________________________


Providence, Rhode Island
July 30, 1996